REVOLVING CREDIT NOTE

$20,000,000.00    December 22, 2021
ON OR BEFORE December 22, 2022 (the "Revolving Credit Loan Maturity Date"), the undersigned, FIRST GUARANTY BANCSHARES, INC., a Louisiana corporation ("Maker"), promises to pay to the order of FIRST HORIZON BANK, a Tennessee banking corporation having a place of business in Memphis, Tennessee ("Lender"), the principal sum of TWENTY MILLION DOLLARS ($20,000,000.00), value received, together with interest from date until maturity, upon disbursed and unpaid principal balances, at the rate hereinafter specified, said interest being payable quarterly, on the first day of each calendar quarter hereafter, commencing on April 1, 2022 (and each July 1, October 1, January 1, and April 1 thereafter), with the final installment of interest being due and payable concurrently on the same date that the principal balance is due hereunder.
The "Revolving Credit Loan Maturity Date" may be extended one or more times pursuant to the provisions of that certain Amended and Restated Loan Agreement, dated of even date, between the Maker and the Lender, as said agreement may be amended, restated, or modified (the "Loan Agreement"); and, if so extended, such extended date shall thereupon constitute the Revolving Credit Loan Maturity Date. Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Loan Agreement.
The interest rate on this Note is subject to change from time to time based on changes in an independent index (the “Index”) which is the WSJ Prime Rate (as hereinafter defined), adjusted and determined as of the date of this Note and on each day on which the Index changes hereafter (the "Interest Rate Change Date"). When a range of rates has been published, the higher of the rates will be used. The "WSJ Prime Rate" shall mean the prime rate of interest as reported in The Wall Street Journal published daily. Each change in the Index shall become effective, without notice to the Maker, on each Interest Rate Change Date following any change in the WSJ Prime Rate; provided, however, that if The Wall Street Journal is not published on such date, the WSJ Prime Rate shall be determined by reference to The Wall Street Journal last published immediately preceding such date. The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notice to Maker. Lender will tell Maker the current Index rate upon Maker's request. Maker understands that Lender may make loans based on other rates as well. The interest rate change will not occur more often than each day. The Index is currently 3.25% per annum. The interest rate to be applied to the unpaid principal balance of this Note (the “Contract Rate”) will be the Index minus one-fourth of one percent (0.25%), provided, in no event shall the Contract Rate ever be less than three percent (3.00%), which results in an initial interest rate of 3.00% per annum. NOTICE: Under no circumstances will the interest rate on the Note be more than the maximum rate allowed by applicable law
The annual interest rate for this Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding.
In the event that the foregoing provisions should be construed by a court of competent jurisdiction not to constitute a valid, enforceable designation of a rate of interest or method of determining same, the indebtedness hereby evidenced shall bear interest at the lesser of (a) ten percent (10%) per annum or (b) the maximum effective variable contract rate which may be charged by the Lender under applicable law from time to time in effect (the "Maximum Rate").
Notwithstanding the foregoing, upon the occurrence of an Event of Default (as defined in the Loan Agreement), the Lender, at its option, may charge, and the Maker agrees to pay, interest on disbursed and unpaid principal balances at the default rate (the "Default Rate") per annum equal to the lesser of (a) the Maximum Rate or (b) (i) the Contract Rate plus (ii) four percent (4%).
Any amounts not paid when due hereunder (whether by acceleration or otherwise) shall bear interest after maturity at the Default Rate.
For any payment which is not made within ten (10) days of the due date for such payment, the Maker shall pay a late fee. The late fee shall equal five percent (5%) of the unpaid portion of the past-due payment.
This Note is secured by the Pledge Agreement.
All installments of interest, and the principal hereof, are payable at the office of First Horizon Bank , 165 Madison Avenue, Memphis, Tennessee 38103, or at such other place as the holder may designate in writing, in lawful money of the United States of America, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment.
Upon the occurrence of any Event of Default under the Loan Agreement, then and in any such event, the entire unpaid principal balance of the indebtedness evidenced hereby, together with all interest then accrued, shall, at the absolute option of the holder hereof, at once become due and payable, without demand or notice, the same being expressly waived and Lender may exercise any right, power or remedy permitted by law or equity, or as set forth herein or in the Loan Agreement or any other Loan Document.
If this Note is placed in the hands of an attorney for collection, by suit or otherwise, or to protect the security for its payment, or to enforce its collection, or to represent the rights of the Lender in connection with any loan documentation executed in connection herewith, or to defend successfully against any claim, cause of action or suit brought by the Maker against the Lender, the Maker shall pay on demand all costs of collection and litigation (including court costs), together with a reasonable attorney's fee. These include, but are not limited to, the Lender's reasonable attorney's fees and legal expenses, whether or not there is a lawsuit, including attorney's fees for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction) and appeals.
The Lender and the Maker hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Maker against the other.
To the extent permitted by applicable law, the Lender reserves a right of setoff in all the Maker's accounts with the Lender (whether checking, savings, or some other account). This includes all accounts the Maker may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. The Maker authorizes the Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts, and, at the Lender's option, to administratively freeze all such accounts to allow the Lender to protect the Lender's charge and setoff rights provided in this paragraph.

The undersigned agrees to furnish a current financial statement upon the request of the Lender from time to time, and further agrees to execute and deliver all other instruments and take such other actions as the Lender may from time to time reasonably request in order to carry out the provisions and intent hereof.
To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each business entity that opens an account. What this means to Maker: When Maker opens an account, the Lender will ask for Federal Tax Identification Number, physical street address, full legal name of the Maker and other information that will allow the Lender to identify Maker. The Lender may also ask Maker to provide copies of certain documents that will aid in confirming this information.
The Maker and any endorsers or guarantors hereof waive protest, demand, presentment, and notice of dishonor, and agree that this Note may be extended, in whole or in part, without limit as to the number of such extensions or the period or periods thereof, without notice to them and without affecting their liability thereon. Maker agrees that borrowers, endorsers, guarantors and sureties may be added or released without notice and without affecting Maker's liability hereunder. The liability of Maker shall not be affected by the failure of Lender to perfect or otherwise obtain or maintain the priority or validity of any security interest in any collateral. The liability of Maker shall be absolute and unconditional and without regard to the liability of any other party hereto.
It is the intention of the Lender and the Maker to comply strictly with applicable usury laws; and, accordingly, in no event and upon no contingency shall the holder hereof ever be entitled to receive, collect, or apply as interest any interest, fees, charges or other payments equivalent to interest, in excess of the maximum effective contract rate which the Lender may lawfully charge under applicable statutes and laws from time to time in effect; and in the event that the holder hereof ever receives, collects, or applies as interest any such excess, such amount which, but for this provision, would be excessive interest, shall be applied to the reduction of the principal amount of the indebtedness hereby evidenced; and if the principal amount of the indebtedness evidenced hereby, all lawful interest thereon and all lawful fees and charges in connection therewith, are paid in full, any remaining excess shall forthwith be paid to the Maker, or other party lawfully entitled thereto. All interest paid or agreed to be paid by the Maker shall, to the maximum extent permitted under applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal so that the interest hereon for such full period shall not exceed the maximum amount permitted by applicable law. Any provision hereof, or of any other agreement between the holder hereof and the Maker, that operates to bind, obligate, or compel the Maker to pay interest in excess of such maximum effective contract rate shall be construed to require the payment of the maximum rate only. The provisions of this paragraph shall be given precedence over any other provision contained herein or in any other agreement between the holder hereof and the Maker that is in conflict with the provisions of this paragraph.
This Note shall be governed and construed according to the statutes and laws of the State of Tennessee from time to time in effect, except to the extent that applicable federal law may permit the charging of a higher rate of interest than applicable state law, in which event such applicable federal law, as amended and supplemented from time to time shall govern and control the maximum rate of interest permitted to be charged hereunder; it being intended that, as to the maximum rate of interest which may be charged, received, and collected hereunder, those applicable statutes and laws, whether state or federal, from time to time in effect, which permit the charging of a higher rate of interest, shall govern and control; provided, always, however, that in no event and under no circumstances shall the Maker be liable for the payment of interest in excess of the maximum rate permitted by such applicable law, from time to time in effect.
The principal amount of this Note may be prepaid in whole or in part at any time, and from time to time without penalty or premium, provided, however, that if an Interest Rate Swap has been entered into in connection with this Note, any full or partial prepayments of principal amounts due under this Note may require termination or adjustment of the Interest Rate Swap and may result in a payment due from Maker per the terms and conditions of the Interest Rate Swap.
This Note evidences a revolving line of credit. Advances under this Note may be requested either orally or in writing by the Maker or by an authorized person. The Lender may, but need not, require that all oral requests be confirmed in writing. All communications, instructions, or directions by telephone or otherwise to the Lender are to be directed to the Lender at the Lender's address. The Maker agrees to be liable for all sums either: (a) advanced in accordance with the instructions of an authorized person, or (b) credited to any of the Maker's accounts with the Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by the Lender's internal records, including daily computer print-outs. The Lender will have no obligation to advance funds under this Note if: (a) the Maker or any guarantor is in default under the terms of this Note or any agreement that the Maker or any guarantor has with the Lender, including any agreement made in connection with the signing of this Note; (b) the Maker or any guarantor ceases doing business or is insolvent; (c) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor's guarantee of this Note or any other loan with the Lender; or (d) the Maker has applied funds provided pursuant to this Note for purposes other than those authorized by the Lender.
Lender is hereby authorized to disclose any financial or other information about Maker to any regulatory body or agency having jurisdiction over Lender and to any present, future or prospective participant or successor in interest in any loan or other financial accommodation made by Lender to Maker. The information provided may include, without limitation, amounts, terms, balances, payment history, return item history and any financial or other information about Maker. However, subject to applicable law, Lender shall use reasonable efforts to protect the confidentiality of the terms and conditions of the Loan in all other respects.
The invalidity or unenforceability of any one or more provisions of this Note shall not render any other provision invalid or unenforceable. In lieu of any invalid or unenforceable provision, there shall be added automatically a valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible.
The covenants, conditions, waivers, releases and agreements contained in this Note shall bind, and the benefits thereof shall inure to, the parties hereto and their respective heirs, executors, administrators, successors and assigns; provided, however, that this Note cannot be assigned by Maker without the prior written consent of Lender, and any such assignment or attempted assignment by Maker without consent shall be void and of no effect with respect to Lender.
Lender may from time to time sell or assign, in whole or in part, or grant participations in, the Loan, this Note and/or the obligations evidenced thereby. The holder of any such sale, assignment or participation, if the applicable agreement between Lender and such holder so provides, shall be: (a) entitled to all of the rights, obligations and benefits of Lender; and (b) deemed to hold and may exercise the rights of setoff or banker's lien with respect to any and all obligations of such holder to Maker, in each case as fully as though Maker were directly indebted to such holder. Lender may in its discretion give notice to Maker of such sale, assignment or participation; however, the failure to give such notice shall not affect any of Lender's or such holder's rights hereunder.
Maker irrevocably appoints each and every officer of Maker as its attorneys upon whom may be served, by certified mail at the address set forth in the Loan Agreement, or such other address as may be directed by Maker, in writing, any notice, process or pleading in any action or proceeding against it arising out of or in connection with this Note or any other Loan Document; and Maker hereby consents that any action or proceeding against it be commenced and maintained in any state or federal court sitting in Memphis, Shelby County, Tennessee, by service of process on any such owner, partner and/or officer; and Maker agrees that such courts of the state shall have jurisdiction with respect to the subject matter hereof and the person of Maker and all collateral securing the obligations of Maker. Maker agrees not to assert any defense to any action or proceeding initiated by Lender based upon improper venue or inconvenient forum.
Signatures follow.

FIRST GUARANTY BANCSHARES, INC.

By: /s/ Alton B. Lewis, Jr.
Printed Name: Alton B. Lewis, Jr.
Title: President and Chief Executive Officer

MAKER

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